Exhibit 23.5

                                November 3, 1998



                        CONSENT OF HAND ARENDALL, L.L.C.

         We hereby consent to the use of our name under the headings "Legal Matters" in the Prospectus included in the Registration Statement on Form S-1 (No. 333-63367) filed by World Omni 1998-A Automobile Lease Securitization Trust, World Omni Lease Securitization L.P., World Omni LT and Auto Lease Finance L.P. with the Securities and Exchange Commission (the "SEC") on September 14, 1998, as it may be further amended and declared effective by the SEC.

Date:    November 3, 1998                     HAND ARENDALL, L.L.C.

                                              By: /s/ T. Bruce McGowin
                                                  ---------------------------
                                                  T. Bruce McGowin, a member